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                                                                  EXHIBIT 10.21
                                                                  EXECUTION COPY


                       CONTINGENT WARRANT ESCROW AGREEMENT


                           This Contingent Warrant Escrow Agreement (this
                  "Agreement") is made as of November 14, 2000 by and between TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Warrant Escrow Agent").

         SECTION 1. Deposit. Pursuant to the terms of the Warrant Agreement dated as of the date hereof (the "Warrant Agreement") between the Company and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), delivered in connection with the Purchase Agreement (the "Purchase Agreement") dated November 9, 2000 by and among the Company, TA Operating Corporation, TA Travel L.L.C., TA Licensing, Inc., TravelCenters Properties, L.P., TravelCenters Realty, Inc. and Credit Suisse First Boston Corporation ("CSFBC"), Chase Securities Inc. ("Chase") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ" and, together with CSFBC and Chase, the "Initial Purchasers") relating to the purchase by the Initial Purchasers from the Company of 190,000 units (the "Units") consisting of $190,000,000 aggregate principal amount of the Company's 12 3/4% Senior Subordinated Notes Due May 1, 2009 (the "Notes"), 570,000 initial warrants (the "Initial Warrants") to purchase in the aggregate 207,874 shares of the common stock of the Company, par value $0.00001 per share, (the "Common Stock") and 190,000 contingent warrants (the "Contingent Warrants") to purchase in the aggregate 69,291 shares of Common Stock, on the date on which the Initial Purchasers initially purchase the Units pursuant to the Purchase Agreement (the "Closing Date") the Company shall notify the Warrant Escrow Agent and deliver all of the Contingent Warrants to the Warrant Escrow Agent for deposit in a designated account (the "Contingent Warrant Escrow Account"). The Warrant Escrow Agent hereby agrees that upon receipt thereof, such Contingent Warrants shall be released from escrow only in conformity with, and upon the terms and conditions set forth in, this Agreement and the Warrant Agreement, and the Warrant Escrow Agent agrees to hold such Contingent Warrants until such release. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

         SECTION 2. Release from Escrow. (a) All Contingent Warrants will be released from escrow on March 31, 2003 (the "Contingent Warrant Release Date").
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         (b) The Contingent Warrants will be released from escrow on the
Contingent Warrant Release Date to the Warrant Agent for distribution in accordance with the terms of the Warrant Agreement unless, as of December 31, 2002, (i) the Company's Consolidated Leverage Ratio is equal to or less than 4.5 to 1.0 or (ii) the Company has repaid, redeemed or repurchased all of the Notes issued in connection with the Units; provided, however, that in the case of (i) or (ii), if the Company has delivered to the Warrant Agent and the Warrant Escrow Agent prior to the Contingent Warrant Release Date a certificate signed by the chief financial officer of the Company that certifies as to (i) or (ii), as the case may be, then the Warrant Escrow Agent shall release all of the Contingent Warrants from escrow to the Company for cancelation.

         At the time of release of the Contingent Warrants, there shall also be released by the Warrant Escrow Agent any property or cash distributed by in respect of the Contingent Warrants (including any property or cash distributed in connection with a combination, consolidation, merger or sale pursuant to
Section 4.05 of the Warrant Agreement).

         (c) The Contingent Warrants will not be treated as issued to the holders of Initial Warrants until such Contingent Warrants are actually released from escrow under this Agreement to such holders of Initial Warrants. The Company shall be the owner of the Contingent Warrants as well as any property or cash distributed by the Company in respect of the Contingent Warrants for U.S. Federal income tax purposes until the release from escrow of such property and Contingent Warrants to the holder of Initial Warrants pursuant to Section 2(a) and (b) of this Agreement.


         SECTION 3. Compensation and Reimbursement of Warrant Escrow Agent. The Company shall pay to the Warrant Escrow Agent reasonable fees and expenses in accordance with the letter agreement between them.

         SECTION 4. Responsibilities of the Warrant Escrow Agent. (a) The Warrant Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Warrant Escrow Agent, nor shall the Warrant Escrow Agent be bound by the provisions of any agreement of the Company beyond the specific terms hereof.

         (b) The Warrant Escrow Agent shall not be liable hereunder except for its own negligence, bad faith or
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willful misconduct, and the Company agrees to indemnify the Warrant Escrow Agent for and hold it harmless as to any loss, liability, damages or expenses, including attorney fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Escrow Agent and arising out of or in connection with the Warrant Escrow Agent's duties under this Agreement. In no event shall the Warrant Escrow Agent be liable (i) for acting in good faith in accordance with instructions from the Warrant Agent, the Company or any of its agents, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians or (iv) for any amount in excess of the value of the Warrants.

         (c) The Warrant Escrow Agent shall (in the absence of bad faith) be entitled to conclusively rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Warrant Escrow Agent may (in the absence of bad faith) act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         The Warrant Escrow Agent may at any time request in writing written instructions from the Company and the Warrant Agent, and may at its option include in such request the course of action it proposes to take, and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Warrant Escrow Agent shall not be liable for acting without the consent of the Company and the Warrant Agent in accordance with such a proposal on or after the date specified therein; provided, however, that the specified date shall be at least five business days after the Company and the Warrant Agent receive the Warrant Escrow Agent's request for instructions and its proposed course of action; and provided further, however, that, prior to so acting, the Warrant Escrow Agent has not received the written instructions requested.

         (d) The Warrant Escrow Agent may act in accordance with advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be
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liable for any action taken or omitted to be taken in good faith in accordance with such advice.

         (e) The Warrant Escrow Agent does not have any interest in the Contingent Warrants deposited hereunder but is serving as escrow holder only and has only possession thereof.

         (f) The Warrant Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it by the Company or the Warrant Agent.

         (g) The Warrant Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (h) In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or between the undersigned or any other person or entity with respect to any property deposited hereunder, the Warrant Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the Warrant Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Warrant Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Warrant Escrow Agent or the Warrant Escrow Agent shall have received security or an indemnity satisfactory to the Warrant Escrow Agent sufficient to save the Warrant Escrow Agent harmless from and against any and all loss, liability or expense which the Warrant Escrow Agent may incur by reason of its acting. The Warrant Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Warrant Escrow Agent may deem necessary.

         (i) No provision of this Agreement shall require the Warrant Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
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         (j) The Warrant Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Warrant Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

         SECTION 5. Resignation or Removal of Warrant Escrow Agent. (a) The Warrant Escrow Agent may resign at any time by giving at least 30 days written notice to the Company and the Warrant Agent. During such 30 days, the Company shall appoint a successor Warrant Escrow Agent at which time the Warrant Escrow Agent shall hold such property or funds, pending distribution, until all fees, costs and expenses or other obligations owed to the Warrant Escrow Agent are paid. If a successor Warrant Escrow Agent has not been appointed or has not accepted such appointment by the end of the 30-day period, the Warrant Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Warrant Escrow Agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and expenses which the Warrant Escrow Agent incurs in connection with such a proceeding shall be paid by the Company. Upon delivery of the Contingent Warrants to the successor warrant escrow agent, the Warrant Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

         (b) The Company may remove the Warrant Escrow Agent upon 30 days written notice to the Warrant Escrow Agent. Such removal shall take effect upon delivery of the Warrants to a successor Warrant Escrow Agent designated in writing by the Company, and the Warrant Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Warrant Escrow Agent shall deliver the Contingent Warrants without unreasonable delay after receiving notice from the Company of its designation of a successor Warrant Escrow Agent and upon receipt of all fees and reimbursement for all costs and other expenses or other obligations owed to the Warrant Escrow Agent. Upon delivery of the Contingent Warrants to the successor warrant escrow agent, the Warrant Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

         (c) If after 45 days from the date of delivery of its written notice of intent to resign or of the Company's
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notice of removal, the Warrant Escrow Agent has not received a written designation of a successor Warrant Escrow Agent, the Warrant Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Warrants until it receives such designation, or to apply to a court of competent jurisdiction at the expense of the Company for appointment of a successor Warrant Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

         (d) For any successor Warrant Escrow Agent to be appointed pursuant to this Section 5, such Warrant Escrow Agent must be eligible to serve as a successor trustee under the indenture governing the Notes.

         (e) The provisions of Sections 2, 3, 4, and 6 shall survive termination of this Agreement or the resignation or removal of the Warrant Escrow Agent.

         SECTION 6. Choice of Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) Any action, suit or proceeding based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Company shall not initiate or seek to initiate, in any other jurisdiction other than in such New York courts, any action, suit or proceeding against the Warrant Escrow Agent arising out of or based upon this Agreement and the transactions contemplated hereby. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by the Warrant Escrow Agent in respect of this Agreement and any transaction contemplated hereby, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of such New York courts or the designation, pursuant to this
Section 6, of the laws of the State of New York as the law applicable to this Agreement.

         SECTION 7. Benefits and Assignment. Other than the terms of Section 8, nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and
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assigns. No party may assign any of its rights or obligations under this
Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

         SECTION 8. Third Party Beneficiaries. The Warrant Escrow Agent and the Company agree that the representations, warranties and covenants of the Warrant Escrow Agent and of the Company contained herein are intended for the benefit of holders of the Initial Warrants and each shall be deemed to be a third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims such holders of Initial Warrants may have against the Warrant Escrow Agent and of the Company with respect thereto.

         SECTION 9. Amendment and Waiver. This Agreement may be modified only by a written amendment signed by each of the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         SECTION 10. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

         SECTION 11. Notices. All notices, instructions, reports and other written communications to be given or made under this Agreement shall be sufficiently given or made if, unless otherwise indicated, delivered personally, by facsimile (receipt confirmed by telephone) or sent by first- class mail, postage prepaid:

                  (a) To the Warrant Escrow Agent at:

                      State Street Bank and Trust Company
                      225 Asylum Street
                      Hartford, CT 06103

                      Attention:
                      Facsimile:
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                  (b) To the Company at:

                      TravelCenters of America, Inc.
                      24601 Center Ridge Road
                      Suite 200
                      Westlake, OH 44145

                      Attention: General Counsel
                      Facsimile: (440) 808-3113

                  (c) To the Warrant Agent at:

                      State Street Bank and Trust Company
                      225 Asylum Street
                      Hartford, CT 06103

                      Attention:
                      Facsimile:

         SECTION 12. Separability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         SECTION 13. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

         SECTION 14. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

         SECTION 15. Representations and Warranties. (a) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.
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         (b) The Warrant Escrow Agent hereby represents and warrants that this
Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Warrant Escrow Agent. The execution, delivery and performance of this Agreement by the Warrant Escrow Agent does not violate any applicable law or regulation to which it is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

         SECTION 17. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute on and the same agreement.
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         IN WITNESS WHEREOF, the parties have caused this Warrant Escrow
Agreement to be executed by duly authorized representatives as of the day and year first written above.


                                        TRAVELCENTERS OF AMERICA,
                                        INC.,

                                          by  /s/ James W. George
                                              -------------------------------
                                              Name:  James W. George
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Warrant Escrow
                                        Agent,

                                          by  /s/ Susan C. Merker
                                              -------------------------------
                                              Name:  Susan C. Merker
                                              Title: Vice President



Acknowledged and agreed as
of the date first written
above,


STATE STREET BANK AND TRUST COMPANY,
as Warrant Agent,

by  /s/ Susan C. Merker
    -------------------------------
    Name:  Susan C. Merker
    Title: Vice President